SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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PFS Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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April 16, 2026

Dear Fellow Stockholder:

We will hold our annual meeting of stockholders at the main office of Peru Federal Savings Bank, located at 1730 Fourth Street, Peru, Illinois, at 3:00 p.m., local time, on May 21, 2026. The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card.

Sincerely,

Eric J. Heagy
President, Chief Executive Officer and Chief Financial Officer

PFS BANCORP, INC.

1730 Fourth Street

Peru, Illinois 61354

(815) 223-4300

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, May 21, 2026
3:00 p.m., local time

PLACE	Peru Federal Savings Bank Main Office
1730 Fourth Street
Peru, Illinois

ITEMS OF BUSINESS	(1) To elect two directors to serve for a term of three years;

(2) To vote to ratify the appointment of Wipfli LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(3)	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on March 31, 2026.

PROXY VOTING	It is important that your shares be represented and be voted at the meeting. You can vote your shares via the Internet, by telephone, or by mail by completing the accompanying proxy card and returning it in the enclosed self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Tieman
Corporate Secretary

Peru, Illinois

April 16, 2026

PFS BANCORP, INC.

PROXY STATEMENT

FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

PFS Bancorp, Inc. is the holding company for Peru Federal Savings Bank. In this proxy statement, we may also refer to PFS Bancorp, Inc. as “PFS Bancorp,” the “Company,” “we,” “our” or “us” and to Peru Federal Savings Bank as “Peru Federal” or the “Bank.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2026 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at Peru Federal’s main office, located at 1730 Fourth Street, Peru, Illinois, on Thursday, May 21, 2026, at 3:00 p.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about April 16, 2025.

Important Notice Regarding the Availability of Proxy Materials

for the STOCKholder Meeting to Be Held on MAY 21, 2026

This proxy statement is available at https://www.cstproxy.com/pfsbancorp/2026. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes the audited consolidated financial statements for the fiscal year ended December 31, 2025.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of PFS Bancorp common stock if our records show that you held your shares as of the close of business on March 31, 2026. As of the close of business on that date, a total of 1,589,393 shares of common stock were outstanding. Each share of common stock has one vote.

Our Articles of Incorporation provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of PFS Bancorp common stock in one or more of the following ways:

●	Directly in your name as stockholder of record;

●	Indirectly through a broker, bank or other holder of record in “street name;” or

●	Indirectly through the Peru Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”).

If your shares are registered directly in your name, you are the holder of record of those shares, and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP, see “Participants in the ESOP” below.

Attending the Meeting

Stockholders are invited to attend the annual meeting. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of PFS Bancorp common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is two.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote is required to approve this proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you cast your vote if you want it to count in the election of directors (Item 1). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to this matter. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote on Item 1, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of PFS Bancorp common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

●	“FOR” the election of all director nominees; and

●	“FOR” the ratification of the appointment of Wipfli LLP to serve as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of PFS Bancorp common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card. The deadline for voting via the Internet or by telephone is 11:59 p.m., Central time, on May 20, 2026.

Revoking Your Proxy

Whether you vote by mail, via the Internet or by telephone, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

●	sending a written statement to that effect to our Corporate Secretary;

●	submitting a properly signed proxy card with a later date;

●	voting via the Internet or by telephone at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or

●	voting in person at the annual meeting (Note: Personal attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. The deadline for returning your voting instruction card is May 14, 2026.

CORPORATE GOVERNANCE

General

PFS Bancorp periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for PFS Bancorp.

Director Independence

The Board of Directors currently consists of six members. The Board of Directors refers to the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of directors. The Board of Directors has determined that each director, except for Eric J. Heagy and Dale R. Tieman, is an “independent director” as defined in the Nasdaq listing standards. Messrs. Heagy and Tieman are not considered independent because they are employed by PFS Bancorp and Peru Federal. In determining the independence of directors, the Board of Directors considered the relationships between Peru Federal and our directors that are not required to be reported under “Other Information Relating to Directors and Executive Officers – Transactions with Certain Related Persons,” consisting of loans and deposit accounts that our directors maintain at Peru Federal.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of those offices allows the President and Chief Executive Officer to better focus on his increasing responsibilities of managing PFS Bancorp, enhancing shareholder value, and expanding and strengthening PFS Bancorp’s franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Michael J. Rooney serves as Chairman of the Board and Eric J. Heagy serves as President and Chief Executive Officer.

To further strengthen the regular oversight of the full Board of Directors, the standing committees of the Board of Directors are comprised solely of independent directors. These committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. See “Committees of the Board of Directors.”

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks PFS Bancorp faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies PFS Bancorp’s standing committees and their members. The members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investors section of Peru Federal’s website (www.perufederalsavings.com).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James J. Brady, IV	X	X	X
Jonathan F. Brandt
Eric J. Heagy, CPA
Cynthia L. Kurkowski, CPA	X	X	X
Michael J. Rooney	X (Chair)	X (Chair)	X (Chair)
Dale R. Tieman
Number of Meetings in Fiscal Year 2025	4	2	1

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Cynthia L. Kurkowski, CPA qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for PFS Bancorp and Peru Federal, establishes the compensation for PFS Bancorp’s and Peru Federal’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board of Directors; (ii) recommending to the Board of Directors the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board of Directors in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include a requirement that the candidate had not been subject to certain criminal or regulatory actions, a residency requirement, and an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

●	contributions to the range of talent, skill and expertise of the Board of Directors;

●	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

●	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

●	personal and professional integrity, honesty and reputation;

●	the ability to represent the best interests of our stockholders and the best interests of PFS Bancorp;

●	the ability to devote sufficient time and energy to the performance of his or her duties; and

●	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating and Corporate Governance Committee will also consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities the Bank serves. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Nominating and Corporate Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended according to the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at our main office address:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

●	The name and address of the stockholder as they appear on PFS Bancorp’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

●	The class or series and number of shares of PFS Bancorp capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

●	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

●	The candidate’s written consent to serve as a director;

●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and

●	Such other information regarding the candidate or the stockholder as would be required to be included in PFS Bancorp’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at PFS Bancorp’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date on which the proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of PFS Bancorp and Peru Federal is conducted through meetings and activities of their respective Board of Directors and committees. During the year ended December 31, 2025 the Board of Directors of PFS Bancorp held seven meetings and the Board of Directors of Peru Federal held 24 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which he or she served.

Director Attendance at Annual Meeting

The Board of Directors encourages each director to attend the annual meeting of stockholders. All directors then serving attended last year’s annual meeting of stockholders.

Codes of Ethics

We have adopted a Code of Ethics for Senior Officers and a Code of Business Conduct and Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our principal executive officer and principal financial officer, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics are available in the Investors section of Peru Federal’s website (www.perufederalsavings.com).

Anti-Hedging Policy

PFS Bancorp has adopted a policy that prohibits directors, officers and employees of PFS Bancorp or any of its subsidiaries, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to PFS Bancorp’s common stock, whether or not issued by PFS Bancorp, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of PFS Bancorp’s common stock.

Report of the Audit Committee

PFS Bancorp’s management is responsible for PFS Bancorp’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees PFS Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the financial statements were prepared according to accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from PFS Bancorp and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of PFS Bancorp’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented according to accounting principles generally accepted in the United States of America, that the audit of the financial statements has been carried out according to the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved the recommendation, that the audited consolidated financial statements be included in PFS Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, Wipfli LLP to serve as the independent registered public accounting firm for the year ending December 31, 2026.

Audit Committee of the Board of Directors

of

PFS Bancorp, Inc.

Michael J. Rooney (Chair)

James J. Brady, IV

Cynthia L. Kurkowski, CPA

Directors’ Compensation

The following table provides the compensation received by the individuals who served as our directors during the year ended December 31, 2025, other than for Messrs. Heagy and Tieman whose compensation, including director compensation, is disclosed later in the proxy statement under “Executive Compensation.” The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. Each director of PFS Bancorp also serves as a director of Peru Federal. All fees disclosed in the table below were paid by Peru Federal. No separate fees were paid by PFS Bancorp.

	Fees Earned or Paid in Cash		Stock Awards (1)	Stock Option Awards (2)	All Other Compensation		Total
Michael J. Rooney	$38,000	(3)	$37,916	$28,463	$32,400	(3)	$136,779
Jonathan F. Brandt	35,000		37,916	28,463	77,250	(4)	178,629
Cynthia L. Kurkowski, CPA	35,000		37,916	28,463	—		101,379
James J. Brady, IV	35,000		37,916	28,463	—		101,379

(1)       Reflects the aggregate grant date fair value for restricted stock awards computed according to Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($10.99 per share on May 23, 2025). Restricted stock awards vest in five approximately equal installments, with the first vesting occurring on May 23, 2026. As of December 31, 2025, each individual had an outstanding stock award for 3,450 shares.

(2)       Reflects the aggregate grant date fair value computed according to FASB ASC Topic 718 – Share Based Payment, using the binomial option pricing model to estimate the fair value of stock option awards. Stock options vest in five approximately equal installments, with the first vesting occurring on May 23, 2026. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value, if any, will be at or near the estimated value disclosed in the table. As of December 31, 2025, each individual had an outstanding stock option award for 8,625 shares.

(3)       Cash fees of $38,000 were deferred pursuant to the Peru Federal Savings Bank Deferred Compensation Plan, and the earnings on Mr. Rooney’s account balance in the plan were based on an interest rate below the applicable market interest rate.

(4)       Represents a retainer of $60,000 and loan document preparation fees of $17,250 paid to Mr. Brandt’s law firm, Duncan & Brandt P.C.

Deferred Compensation Plan. Peru Federal maintains the Peru Federal Savings Bank Amended and Restated Deferred Compensation Plan, pursuant to which directors may elect to defer a portion of their director’s fees each year. Peru Federal credits the deferred amounts with earnings at a rate equivalent to the Moody’s Aaa seasoned bond rate as of December 31 of the previous year. Directors may elect to receive their deferred fees and earnings when they separate from service or at a specified date and have the benefits paid in a lump sum or installments. In connection with the PFS Bancorp’s initial public offering, Peru Federal’s board of directors amended and restated the deferred compensation plan to (i) permit the amounts credited on behalf of a participant to be invested in the common stock of PFS Bancorp and (ii) allow certain executives to participate and defer salary and cash bonuses. In addition, the board of directors adopted a rabbi trust to hold shares of common stock of PFS Bancorp that may be purchased with the amounts credited under the deferred compensation plan. Shares of common stock of PFS Bancorp purchased with amounts credited under the deferred compensation plan will be distributed in the form of common stock of PFS Bancorp.

Stock Ownership

The following table provides information, as of March 31, 2026, about the beneficial owners known to PFS Bancorp that own more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which the person has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Peru Federal Savings Bank Employee Stock Ownership Plan 1730 Fourth Street Peru, Illinois 61354	138,000	(2)	8.7%

(1)	Based on 1,589,393 shares outstanding as of the close of business on March 31, 2026.

(2)	Bason on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2026.

The following table provides information, as of March 31, 2026, about the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

	Number of Shares Owned (1)		Percent of Common Stock Outstanding (2)
Director Nominees and Directors Continuing in Office:
James J. Brady, IV	35,250	(3)	2.2%
Jonathan F. Brandt	40,000	(4)	2.5
Eric J. Heagy, CPA	13,716	(5)	*
Cynthia L. Kurkowski, CPA	25,000	(6)	1.6
Michael J. Rooney	40,000	(7)	2.5
Dale R. Tieman	6,180	(8)	*

Executive Officers Who Are Not Directors:
Christopher J. Vaske	3,095	(9)	*
All directors and executive officers as a group (7 persons)	163,241		10.3%

*	Less than 1%.

(1)	For each individual, indirect holdings, if any, are disclosed in a footnote.

(2)	Based on 1,589,393 shares outstanding as of the close of business on March 31, 2026.

(3)	Includes 25,000 shares held through a corporation, 250 shares held through a partnership and 10,000 shares through a trust.

(4)	Includes 25,000 shares held through an Individual Retirement Account and 15,000 shares held by spouse.

(5)	Includes 10,000 shares held through Peru Federal’s Deferred Compensation Plan, 1,900 shares held by spouse’s Individual Retirement Account, 50 shares held by child, and 1,716 shares held indirectly through the ESOP.

(6)	Includes 25,000 shares held through an Individual Retirement Account.

(7)	Includes 25,000 shares held through Peru Federal’s Deferred Compensation Plan and 15,000 shares owned by spouse.

(8)	Consists of shares held through Peru Federal’s Deferred Compensation Plan and 1,180 shares held indirectly through the ESOP.

(9)	Includes 1,095 shares held indirectly through the ESOP.

BUSINESS Items to be Voted on by STOCKHOLDERs

Item 1 — Election of Directors

PFS Bancorp’s Board of Directors consists of six members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Each director of PFS Bancorp serves as a director of Peru Federal. The nominees for election are James J. Brady, IV and Eric J. Heagy.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of the nominees named above. If either nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why either nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” all nominees for director.

Set forth below is information regarding the Board of Directors’ nominees and the directors continuing in office. Unless otherwise stated, everyone has held his or her current occupation for the last five years. The indicated age for everyone is as of December 31, 2025. The indicated period for service as a director includes service as a director of Peru Federal. There are no family relationships among the directors.

Director Nominees for Terms Expiring in 2029

James J. Brady, IV (age 57; director since 2016) is part owner and President of JB Contracting Corporation in LaSalle, IL. JB Contracting is an electrical, plumbing, and mechanical and industrial contractor that has been in business for 48 years. It was started by Mr. Brady’s father, Jim Brady, Sr., in May 1976 and now has been operated by Mr. Brady and his two brothers since 2019. JB Contracting does large, medium and small commercial and industrial projects in a 100-mile radius of LaSalle/Peru, IL. Mr. Brady started working at the age of 14 in the JB Contracting shop after school. He graduated from St. Bede Academy and attended Illinois Valley Community College and Joliet Junior College where he took electrical courses. He began his electrical apprenticeship program in 1988 with the IBEW Local 176. He worked as an electrician in the field for over 15 years before taking the role of estimator, superintendent and project manager for the electrical projects. Mr. Brady is a member of Will/Grundy Contractors Association and the Illinois Valley Contractors Association and serves on the City of Peru planning commission committee. With his 35 years of experience in the construction industry, he provides Peru Federal’s board of directors with invaluable construction insight into building and construction lending operations.

Eric J. Heagy, CPA (age 51; director since 2008) has served as President, Chief Executive and Chief Financial Officer of Peru Federal since 2007. He also serves as President, Chief Executive and Chief Financial Officer of PFS Bancorp. Mr. Heagy graduated from Illinois State University with a bachelor’s degree in accounting and is a licensed Certified Public Accountant. He joined Peru Federal in 2002 following four years in public accounting, auditing various entities including financial institutions. He began his career at Peru Federal as Controller, was promoted to Chief Financial Officer in 2004, and then to President and Chief Executive Officer in 2007. During his time at Peru Federal, in addition to his primary responsibilities, Mr. Heagy has guided Peru Federal in other operational areas as compliance officer, IT officer, lending officer and human resources officer. He has served the community in leadership roles of many local organizations and currently is the Board Treasurer of the Illinois Valley YMCA and Treasurer of the Peru Elementary School District 124. His more than 20 years of community banking experience and knowledge of Peru Federal’s business and market area provides Peru Federal’s board of directors with valuable insight to the business of Peru Federal.

Directors Continuing in Office with Terms Expiring in 2027

Cynthia L. Kurkowski, CPA (age 67; director since 2015), now retired and inactive as a CPA, became a CPA after earning a BS in Accounting from Northern Illinois University in 1981. She began her career in the public accounting sector. In 1984, she moved to the manufacturing sector as a staff accountant. She held a variety of accounting and leadership positions in the manufacturing and retail industries before retiring in 2019. Ms. Kurkowski provides Peru Federal’s board of directors with over 36 years of financial, audit and managerial experience, with more than 20 years at the executive level. She is currently sharing her passion for accounting as a professional tutor at Illinois Valley Community College.

Dale R. Tieman (age 62; director since 2015) is the Corporate Secretary of PFS Bancorp and the Executive Vice President and Chief Operations Officer of Peru Federal. Mr. Tieman has been with Peru Federal since 2001. He began his career with Peru Federal as a Financial Advisor and has advanced to different positions with Peru Federal. In 2009, he was promoted to Executive Vice President and Chief Operations Officer. Mr. Tieman serves on the boards of several local non-for-profit organizations. Mr. Tieman holds Series 7, 63 and 65 securities licenses and is a graduate of the Graduate School of Banking, Madison. With his over 26 years of community banking experience and knowledge of Peru Federal’s business and market area, Mr. Tieman provides Peru Federal’s board of directors with valuable insight into the business of Peru Federal.

Directors Continuing in Office with Terms Expiring in 2028

Jonathan F. Brandt (age 67; director since 2007) has served as Vice Chairman of the Board of Peru Federal since 2009. He is an attorney-at-law and primary shareholder of the law firm Duncan & Brandt, P.C. He graduated from Illinois State University before earning his law degree from The John Marshall Law School in Chicago, Illinois. He has been practicing law for 36 years with a strong emphasis on real estate law. His legal expertise provides Peru Federal’s board of directors with invaluable legal insight with respect to Peru Federal’s real estate lending operations.

Michael J. Rooney (age 70; director since 1995) is a Doctor of Optometry. He has served as Chairman of the Board of Peru Federal since 2008. Mr. Rooney joined Peru Federal in 1996 and serves on the Audit and Compensation Committees. He graduated from Creighton University in 1977 and the Illinois College of Optometry in 1981 when he entered private practice. He has been in active management of Eye Care Professionals, a multi-doctor group practice, since 1999. His community involvement has placed him on many boards of directors of not-for-profit organizations including church council, hospital, school boards and foundations. He is currently the Chair of the Lighted Way Foundation and is active in the Peru Rotary Club. His experience in health care and serving on many boards of directors over the past 42 years brings knowledge of the financial and humanitarian needs of the community to Peru Federal to facilitate Peru Federal’s ability to serve its community.

Executive Officers Who Do Not Serve as Directors

Set forth below is information regarding our executive officers who do not serve as directors of PFS Bancorp. They have held their current position for at least the last five years, unless otherwise stated. The age presented is as of December 31, 2025.

Christopher J. Vaske, age 56, has served as Senior Vice President and Chief Lending Officer of Peru Federal since 2012. Before joining Peru Federal, he served as a commercial lending officer, commercial underwriter and credit officer for two regional financial institutions. He received his Bachelor of Science in Marketing, with a minor in finance, and a Masters of Business Administration from the University of Iowa. Mr. Vaske has served the community in leadership roles for many local organizations and currently is the Board Treasurer of the Lighted Way Association, Autism Foundation of the Illinois Valley, LPHS Band Parent Association, LaSalle Rotary Park Foundation and the Depue Community Unit School District 103.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Wipfli LLP served as our independent registered public accounting firm for the year ended December 31, 2025. The Audit Committee of the Board of Directors has appointed Wipfli LLP to serve as the independent registered public accounting firm for the 2026 fiscal year, subject to ratification by stockholders. A representative of Wipfli LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of Wipfli LLP to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that Wipfli LLP billed for the years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees (1)	$86,390	$101,988
Audit-Related Fees (2)	61,374	28,000
Tax Fees	15,900	—
All Other Fees	—	—

(1)	Consists of fees for professional services rendered for the audit of the consolidated financial statements included in the Annual Report on Form 10-K and for services normally provided by the independent registered public accountant in connection with statutory and regulatory filings or engagements.

(2)	Includes fees for services associated with the review of financial statements included in the Quarterly Reports on Form 10-Q and assistance with review of documents filed with the Securities and Exchange Commission.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. According to its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation.

Executive Compensation

Summary Compensation Table

The following information is furnished for our principal executive officer and for the two most highly compensated executive officers (other than the principal executive officer) serving during the year ended December 31, 2025, whose total compensation exceeded $100,000 for the year ended December 31, 2025. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards (1)	Stock Option Awards (2)	All Other Compensation (3)	Total
Eric J. Heagy, CPA	2025	$220,000	$15,000	$76,590	$56,925	$22,880	$391,395
President, Chief Executive Officer and Chief Financial Officer	2024	211,000	25,000	—	—	23,850	259,850

Dale R. Tieman	2025	$155,000	$15,000	$38,295	$28,463	$16,390	$253,148
Executive Vice President, Chief Operations Officer and Corporate Secretary	2024	150,000	10,000	—	—	16,012	176,012

Christopher J. Vaske	2025	$145,000	$15,000	$38,295	$28,463	$15,375	$242,133
Senior Vice President and Chief Lending Officer	2024	135,000	10,000	—	—	14,596	159,596

(1)	Reflects the aggregate grant date fair value for restricted stock awards computed according to FASB ASC Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($11.10 per share on June 16, 2025). Restricted stock awards vest in five approximately equal installments, with the first vesting occurring on June 16, 2026. As of December 31, 2025, Messrs. Heagy, Tieman and Vaske had an outstanding stock award for 6,900 shares, 3,450 shares and 3,450 shares, respectively.

(2)	Reflects the aggregate grant date fair value computed according to FASB ASC Topic 718 – Share Based Payment, using the binomial option pricing model to estimate the fair value of stock option awards. Stock options vest in five approximately equal installments, with the first vesting occurring on June 16, 2026. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value, if any, will be at or near the estimated value disclosed in the table. As of December 31, 2025, Messrs. Heagy, Tieman and Vaske had an outstanding stock option award for 17,250 shares, 8,625 shares and 8,625 shares, respectively.

(3)	For 2025, All Other Compensation consists of the following:

Name	401(k) Plan Matching Contribution	ESOP Allocation	Life Insurance Imputed Income	Total All Other Compensation
Eric J. Heagy, CPA	$12,568	$10,156	$156	$22,880
Dale R. Tieman	9,395	6,772	223	16,390
Christopher J. Vaske	8,854	6,103	418	15,375

Executive Compensation

Employment Agreement with Eric J. Heagy. Peru Federal has entered into an employment agreement with Mr. Heagy, with a term of three years. On January 1st of each year, the term of the agreement will extend for an additional year, so that the term again becomes three years. However, at least 30 days before a January 1st renewal date of the term of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Heagy and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive before the applicable January 1st renewal date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the term of the employment agreement, the term of the agreement will automatically renew for three years from the date of the change in control.

The employment agreement provides Mr. Heagy with an annual base salary, which is currently $220,000. The board of directors will review the executive’s base salary at least annually and the base salary may be increased, but not decreased, except for a decrease that is generally applicable to all employees. In addition to receiving base salary, Mr. Heagy will participate in any bonus programs and benefit plans made available to senior management employees. Peru Federal will also reimburse Mr. Heagy for all reasonable business expenses incurred in performing his duties.

If Mr. Heagy’s employment involuntary terminates for reasons other than cause, disability or death, or if he resigns for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to: (i) the base salary and bonuses (based on the highest bonus paid during the prior three years) he would have received during the remaining term of the respective employment agreement, (ii) the present value of the contributions that would have been made on his behalf under Peru Federal’s defined contribution plans as if he had continued working for Peru Federal for the remaining term of the agreement, and (iii) continued nontaxable medical and dental coverage and life insurance coverage substantially comparable, as reasonably available, to the coverage maintained by Peru Federal for him, at no cost to him, for the remaining unexpired term of the agreement.

If Mr. Heagy’s employment involuntary terminates for reasons other than cause, disability or death, or if he resigns for “good reason,” (as defined in the agreement) in either event within 18 months following a change in control, he will receive a severance payment, paid in a lump sum, equal to: (i) three times the sum of (a) the highest annual base salary paid to him at any time under the agreement, and (b) the highest bonus paid to him with respect to the three completed fiscal years before the change in control, (ii) the present value of the contributions that would have been made on his behalf under Peru Federal’s defined contribution plans as if he had continued working for Peru Federal for 36 months, and (iii) continued nontaxable medical and dental coverage and life insurance coverage substantially comparable, as reasonably available, to the coverage maintained by Peru Federal for him, at no cost to him, for 36 months. The severance benefits under the employment agreement may be reduced if the severance benefits under the employment agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

If Mr. Heagy becomes disabled during the term of the employment agreement, he will be entitled to receive benefits under all short-term or long-term disability plans maintained by Peru Federal for its executives. To the extent such benefits are less than Mr. Heagy’s base salary, Peru Federal shall pay him an amount equal to the difference between such disability plan benefits, his social security disability benefits and the amount of his base salary for the longer of one year following the termination of his employment due to disability or the remaining term of the employment agreement, payable according to the regular payroll practices of Peru Federal. In addition, he will be entitled to continued non-taxable medical and dental coverage that is substantially comparable, as reasonably available, to the coverage maintained by Peru Federal for him before the termination of his employment until the earlier of (i) the date he returns to the full-time employment of Peru Federal; (ii) his full-time employment by another employer; (iii) expiration of the remaining term of the agreement; or (iv) his death.

If Mr. Heagy dies while employed by Peru Federal, his beneficiaries will receive this base salary, payable according to the regular payroll practices of Peru Federal, for one year from the date of death, and Peru Federal shall continue to provide non-taxable medical, and dental insurance benefits normally provided to his family (according to its customary co-pay percentages) for 12 months after his death.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Heagy will be required to adhere to a one-year non-solicitation restriction and a six month non-competition restriction.

Employment Agreement with Dale R. Tieman. Peru Federal has entered into an employment agreement with Mr. Tieman, with a term of two years. On January 1st of each year, the term of the agreement will extend for an additional year, so that the term again becomes two years. However, at least 30 days before a January 1st renewal date of the term of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Tieman and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify Mr. Tieman before the applicable January 1st renewal date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the term of the employment agreement, the term of the agreement will automatically renew for two years from the date of the change in control.

The employment agreement provides Mr. Tieman with an annual base salary, which is currently $160,000. The board of directors will review the base salary at least annually and it may be increased, but not decreased, except for a decrease that is generally applicable to all employees. In addition to receiving base salary, Mr. Tieman will participate in any bonus programs and benefit plans made available to senior management employees. Peru Federal will also reimburse him for all reasonable business expenses incurred in performing his duties.

If Mr. Tieman’s employment involuntary terminates for reasons other than cause, disability or death, or if he resigns for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to: (i) the base salary and bonuses (based on the highest bonus paid during the prior three years) he would have received during the remaining term of the employment agreement, (ii) the present value of the contributions that would have been made on his behalf under Peru Federal’s defined contribution plans as if he had continued working for Peru Federal for the remaining term of the agreement, and (iii) continued nontaxable medical and dental coverage and life insurance coverage substantially comparable, as reasonably available, to the coverage maintained by Peru Federal for him, at no cost to him, for the remaining unexpired term of the agreement.

If Mr. Tieman’s employment involuntary terminates for reasons other than cause, disability or death, or if he resigns for “good reason,” (as defined in the agreement) in either event within 18 months following a change in control, he will receive a severance payment, paid in a lump sum, equal to: (i) three times the sum of (a) the highest annual base salary paid to him at any time under the agreement, and (b) the highest bonus paid to him with respect to the three completed fiscal years before the change in control, (ii) the present value of the contributions that would have been made on his behalf under Peru Federal’s defined contribution plans as if he had continued working for Peru Federal, for 36 months, and (iii) continued nontaxable medical and dental coverage and life insurance coverage substantially comparable, as reasonably available, to the coverage maintained by Peru Federal for him, at no cost to him, for 36 months. The severance benefits under Mr. Tieman’s employment agreement may be reduced if the severance benefits under the employment agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

If Mr. Tieman becomes disabled during the term of the employment agreement, he will be entitled to receive benefits under all short-term or long-term disability plans maintained by Peru Federal for its executives. To the extent such benefits are less than his base salary, Peru Federal shall pay him an amount equal to the difference between such disability plan benefits, his social security disability benefits and the amount of his base salary for the longer of one year following the termination of his employment due to disability or the remaining term of the employment agreement, payable according to the regular payroll practices of Peru Federal. In addition, he will be entitled to continued non-taxable medical and dental coverage that is substantially comparable, as reasonably available, to the coverage maintained by Peru Federal for him before the termination of his employment until the earlier of (i) the date he returns to the full-time employment of Peru Federal; (ii) his full-time employment by another employer; (iii) expiration of the remaining term of the agreement; or (iv) his death.

If Mr. Tieman dies while employed by Peru Federal, his beneficiaries will receive his base salary, payable according to the regular payroll practices of Peru Federal, for one year from the date of death, and Peru Federal shall continue to provide non-taxable medical, and dental insurance benefits normally provided to his family (according to its customary co-pay percentages) for 12 months after his death.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Tieman will be required to adhere to a one-year non-solicitation restriction and a six month non-competition restriction.

Salary Continuation Agreement. Peru Federal has entered into a salary continuation agreement with Mr. Heagy. Under the agreement, if Mr. Heagy separates from service after reaching the normal retirement age of age 62, he will be entitled to an annual benefit equal to $25,000. This benefit payment will begin on the first business day of the first month following the executive’s separation from service and will be payable monthly for a period of 120 months.

If Mr. Heagy separates from service before reaching normal retirement age (other than on account of death or for cause), he will be entitled to the accrued benefit (i.e., the amount accrued for GAAP purposes), paid in a lump sum on the first business day of the first month following his separation from service. If he experiences a qualifying termination of employment within two years following a change in control and before age 62, he will receive an amount equal to the present value of the normal retirement benefit under the agreement (regardless of his age at the time). The benefit will be paid to him in a lump sum on the first business day of the first month following his separation from service.

If Mr. Heagy dies before a separation from service and before age 62, his beneficiary will receive the accrued benefit paid in a lump sum on the first business day of the first month following his death. If he dies before a separation from service and after age 62, his beneficiary will receive the benefits (at the same time and in the same form) he would have continued to have received under the agreement had he survived. If he dies while receiving benefits, his beneficiary will continue to receive the benefit payments (at the same time and in the same form) he would have continued to have received under the agreement had he survived.

Deferred Compensation Plan. Peru Federal maintains the Peru Federal Savings Bank Amended and Restated Deferred Compensation Plan, pursuant to which directors may elect to defer a portion of their director’s fees each year. Peru Federal credits the deferred amounts with earnings at a rate equivalent to the Moody’s Aaa seasoned bond rate as of December 31 of the previous year. Directors may elect to receive their deferred fees and earnings when they separate from service or at a specified date and have the benefits paid in a lump sum or installments. The plan also allows certain executives to participate and defer salary and cash bonuses. In addition, the board of directors has adopted a rabbi trust to hold shares of common stock of PFS Bancorp purchased with the amounts credited under the deferred compensation plan. Shares of common stock of PFS Bancorp purchased with amounts credited under the deferred compensation plan will be distributed in the form of common stock of PFS Bancorp.

Supplemental Life Insurance Agreement. Peru Federal has entered into a Peru Federal Savings Bank Supplemental Life Insurance Agreement with each named executive officer. Peru Federal purchased life insurance policies on the life of each named executive officer in an amount sufficient to provide for the benefits under the agreement. The named executive officer has the right to designate a beneficiary who will receive the executive’s share of the proceeds payable upon the executive’s death. Peru Federal owns the policies and paid the premium due on the policies. According to the terms of the agreement, upon the death of a covered executive before a separation from service, the executive’s beneficiary, would be entitled to the lesser of (i) one times the covered executive’s annual base salary or (ii) the net death proceeds. The “net death proceeds” amount equals the total death benefit of a life insurance policy less the cash surrender value of the policy.

401(k) Plan. Peru Federal maintains the Peru Federal Savings Bank Profit Sharing and 401(k) Plan, a tax-qualified defined contribution plan for eligible employees. The named executive officers are eligible to participate in the 401(k) plan on the same terms as other eligible employees.

Under the 401(k) plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. In addition to salary deferral contributions, Peru Federal currently makes two types of contributions: (i) a contribution equal to 3.0% of a participant’s compensation, even if such participant does not elect to make salary deferral contributions, and (ii) matching contributions at the level of 50% of the participant’s salary deferral on the first 5% of the participant’s compensation (for a total possible employer match of 2.5%).

A participant is always 100% vested in his or her salary deferral contributions. A participant will vest in matching and other employer contributions at the rate of 20% per year of service, beginning after two years of service, so that a participant will become fully vested after completing six years of credited service.

Employee Stock Ownership Plan. Peru Federal maintains the Peru Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), a tax-qualified defined contribution plan for eligible employees. The named executive officers are eligible to participate in the ESOP Plan on the same terms as other eligible employees of Peru Federal.

The ESOP trustee holds the shares of PFS Bancorp common stock purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan made by PFS Bancorp used to purchase the shares. The trustee will allocate the shares released among participants based on each participant’s proportional share of compensation relative to all participants. A participant will vest in his or her account balance based on his or her years of service at the rate of 20% per year of service, beginning after two years of service, so that a participant will be fully vested after completing six years of credited service.

Equity Incentive Plan. PFS Bancorp has adopted the PFS Bancorp, Inc. 2025 Equity Incentive Plan, which has been approved by stockholders. It provides for granting incentive and non-statutory stock options to purchase shares of PFS Bancorp common stock and for granting of awards of restricted stock and restricted stock units.

Outstanding Equity Awards at December 31, 2025

The following table provides information as of December 31, 2025 regarding equity awards that are outstanding to each named executive officer.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (2)	Market Value of Shares of Restricted Stock That Have Not Vested (3)
Eric J. Heagy, CPA	—	17,250	$11.10	06/16/2035	6,900	$107,640
Dale R. Tieman	—	8,625	11.10	06/16/2035	3,450	53,820
Christopher J. Vaske	—	8,625	11.10	06/16/2035	3,450	53,820

(1)	Stock options vest in five approximately equal installments. The first installment vests on June 16, 2026.

(2)	Restricted stock awards vest in five approximately equal installments. The first installment vests on June 16, 2026.

(3)	Based upon the closing stock price of $15.60 per share on December 31, 2025.

Policies and Practices Related to the Grant of Certain Equity Awards

While PFS Bancorp does not have formal policy or obligation that requires it to grant or award equity-based compensation on specific date, the Compensation Committee and the Board of Directors have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under PFS Bancorp’s insider trading policy. Consequently, PFS Bancorp has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of stock options and do not time the disclosure of material non-public information in order to impact the value of executive compensation.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PFS Bancorp’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in PFS Bancorp common stock during the year ended December 31, 2025.

Transactions with Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly traded companies from making loans and extensions of credit to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Peru Federal, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All loans made to our executive officers and directors that were outstanding as of December 31, 2025, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Peru Federal and did not involve more than the normal risk of collectability or present other unfavorable features. All such other loans were performing according to their original repayment terms as of December 31, 2025, and were made in compliance with federal banking regulations.

Other Transactions. Jonathan F. Brandt, a director of PFS Bancorp and Peru Federal, is an attorney-at-law and the primary shareholder in the law firm of Duncan & Brandt, PC. The law firm performs legal work for Peru Federal. For the year ended December 31, 2025, Peru Federal paid legal fees to the law firm of $17,250. These fees were paid in the ordinary course of business and on substantially the same terms and conditions as for unrelated third parties.

Submission of STOCKHOLDER Business Proposals and Nominations

PFS Bancorp must receive proposals that shareholders seek to include in the proxy statement for its next annual meeting no later than December 17, 2026. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 21, 2027, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2026 must give PFS Bancorp notice of its intent to solicit proxies by providing the name(s) of its nominee(s) and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 21, 2027, then notice must be given by the later of 60 calendar days before the date of the annual meeting or the 10th calendar day following the day on which PFS Bancorp first makes public announcement of the date of the annual meeting.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under PFS Bancorp’s bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to our Corporate Secretary at our principal executive office not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified by the Bylaws. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKholder Communications

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to PFS Bancorp, Inc., 1730 Fourth Street, Peru, Illinois 61354. Communications regarding financial or accounting policies may be made, in writing, to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the same address.

Miscellaneous

PFS Bancorp will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of PFS Bancorp common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

PFS Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is included with this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2026.” The Form 10-K is not to be treated as part of the proxy solicitation material or as being incorporated in this proxy statement by reference.

If you and others who share your address own your shares of PFS Bancorp common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, the stockholder should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Tieman
Corporate Secretary

Peru, Illinois

April 16, 2026

2026 1.Election of Directors (1) James J. Brady, IV (2) Eric J. Heagy 2. Ratify appointment of Wipfli LLP to serve as independent registered public accounting firm. PFS BANCORP, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature_________________________________Signature, if held jointly__________________________________ Date__________, 2026 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X FOR AGAINST ABSTAIN INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet/Mobile or telephone vote authorizes the named proxies to vote your shares of common stock in the same manner as if you marked, signed, dated and returned your proxy card. Votes submitted electronically via the Internet/ Mobile or by telephone must be received by 11:59 p.m., Central Time, on May 20, 2026. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet or Telephone - QUICK EASY REVOCABLE PROXY THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. 204250 PFS Bancorp Proxy Card Rev1 Front CONTROL NUMBER FOR WITHHOLD AUTHORITY

2026 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Important Notice Regarding the Internet Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders The Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K are available at: https://www.cstproxy.com/pfsbancorp/2026 PFS BANCORP, INC. REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Jonathan F. Brandt, Cynthia L. Kurkowski, Michael J. Rooney and Dale R. Tieman, and each of them with full power of substitution, to act as proxies for the undersigned and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PFS Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PFS Bancorp, Inc. to be held on May 21, 2026, or at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2, IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued and to be marked, dated and signed, on the other side) 204250 PFS Bancorp Proxy Card Rev1 Back